UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2014

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

5320 South 900 East, Suite 260

Murray, Utah 84107

(Address of principal executive offices) (zip code)

801-428-9703

(Registrant’s telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

Item 2.03  Creation of a Direct Financial Obligation

Item 3.02  Unregistered Sales of Equity Securities

On September 24, 2014 (the “Effective Date”), Inception Mining Inc. (the “Company”) entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC (“Typenex”), for the sale of a 10% convertible promissory note (the “Note”) in the principal amount of $115,000 (the “Closing Amount”) convertible into shares of common stock of the Company. The Note has an original issue discount of $10,000. Typenex retained $5,000 of the Closing Amount for due diligence and legal bills related to the transaction (the “Fee”). The financing closed on October 1, 2014 (the “Closing Date”).

In addition, the Company issued to Typenex a warrant to purchase 105,427 shares of the Company’s common stock, subject to adjustment in the event of a cashless exercise, as defined in the warrant. The warrant is exercisable at $1.40 per share (the “Exercise Price”) for a period of five years on a cash or cashless basis. If the Company at any time while the warrant is outstanding sells or otherwise disposes of any securities, including any common stock issued under the Note, at an effective price per share less than the Exercise Price then the Exercise Price will be reduced to such price provided that the number of shares of common stock issuable under the warrant may not exceed a number of shares equal to three (3) times the number of shares of common stock issuable under the warrant as of the Effective Date.

The Note bears interest at the rate of 10% per annum. All interest and principal must be repaid nine (9) months after the Closing Date (the “Maturity Date”). The Note is convertible into common stock, at Typenex’s option, at $1.40 per share (the “Optional Conversion”).

Beginning on the date that is six (6) months after the Closing Date and on the same day of each month thereafter until the Maturity Date, the Company must pay to Typenex the greater of (i) $28,750, plus the sum of any accrued and unpaid interest, or (ii) the then outstanding balance under the Note divided by the number of installment dates remaining prior to the Maturity Date. Payments of each installment amount may be made in cash or by converting such installment amount into common stock. The conversion price for each installment conversion will be the lesser of (i) the $1.40, and (ii) 60% (the “Conversion Factor”) of the average of the three lowest closing bid prices in the 20 trading days immediately preceding the applicable conversion (the “Market Price”), provided that if at any time the average of the three lowest closing bid prices in the 20 trading days immediately preceding any date of measurement is below $0.60, then in such even the then-current Conversion Factor will be reduced to 55% for all future conversions. Additionally, if at any time after the Effective Date, the shares of common stock in accordance with the Note are not DTC eligible, then the then-current Conversion Factor will automatically be reduced for all future conversions by an additional 5% for all future conversions. Typenex may, in its discretion, apply an Optional Conversion to an installment conversion.

On a date that is 20 trading days from each date that the Company delivers conversion shares to Typenex, there is a true-up date in which the Company will deliver additional shares if the installment conversion price on that date is less than the installment conversion price used in the applicable installment notice. These additional shares will be equal to the difference between the number of shares that would be delivered to Typenex at the time of the true-up date and the amount originally delivered.

Except with regards to securities issued under an approved stock plan of the Company, if, at any time that the Note is outstanding, the Company sells or issues any of its securities to Typenex or a third party for a price that is less than the Optional Conversion, then such Optional Conversion will automatically be reduced to such lower issuance price.

The Company may prepay an outstanding balance under the Note by paying to Typenex an amount equal to the installment amount due on such installment date. Notwithstanding the foregoing, so long as the Company has not received a Conversion Notice or an installment notice from Typenex and no Event of Default (as defined in the Note) has occurred since the Effective Date, then the Company has the right upon providing five trading (5) days prior written notice to Typenex to prepay the outstanding balance of the Note in full. If the Company exercises its right to prepay the Note then the Company is required to make payment in an amount in cash equal to 125% multiplied by the then outstanding balance of the Note.

In the event of a default, the Note may be accelerated by Typenex. The outstanding balance is immediately due and payable at the greater of the outstanding balance divided by the installment conversion price, or the default effect, which is calculated by multiplying the conversion eligible outstanding balance by 15% for each major default or 5% for each minor default and then adding the resulting product to the outstanding balance as of the date of default. In addition, an interest rate of the lesser of 22% per annum (or the maximum rate permitted under law) will be applied to the outstanding balance. Typenex is prohibited from owning more than 4.99% of the Company’s outstanding shares Pursuant to the Note and warrants, unless the market capitalization of the Company’s common stock is less than $10,000,000, in which case Typenex is prohibited from owning more than 9.99% of the Company’s outstanding shares.

The total net proceeds the Company received from this offering was $115,000, less the Fee and the original issue discount of $10,000. As of the date of the Note, the Company is obligated on the Note issued to Typenex in connection with the offering. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Typenex is an accredited investor, Typenex had access to information about the Company and their investment, Typenex took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement by and among the Company and Typenex Co-Investment, LLC, dated Sepember 24, 2014

4.2	Convertible Promissory Note issued to Typenex Co-Investment, LLC

4.3	Warrant to Purchase Shares of Common Stock issued to Typenex Co-Investment, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCEPTION MINING INC.

Date: October 7, 2014	By:	/s/ Michael Ahlin
Michael Ahlin
Chief Executive Officer